LIMITED POWER OF ATTORNEY

The undersigned hereby appoints each of Matthew A. Kane, Jr. and Karen
Liebesman, signing singly, as his/her attorney-in-fact to act for him/her and in his/her name solely to do all or any of the following:

1. To prepare, execute and file in the undersigned's name and on the undersigned's behalf with the Securities and Exchange Commission all statements regarding his/her beneficial ownership of securities of Cott
Corporation (including acquisitions or dispositions thereof) in his/her capacity as a director of Cott Corporation filed pursuant to Section 16(a)
of the Securities Exchange Act of 1934;

2. To prepare, execute and file in the undersigned's name and on the undersigned's behalf all Canadian Insider Reports and other SEDI filings regarding his/her beneficial ownership of securities of Cott Corporation
(including acquisitions or dispositions thereof) in his/her capacity as a director of Cott Corporation;

3. To execute all necessary instruments to carry out and perform any of the powers stated above, and to do any other acts requisite to carrying out such powers.

None of Matthew A. Kane, Jr. or Karen Liebesman shall incur any liability to the undersigned for acting or refraining from acting under this power, except for such attorney's own willful misconduct or gross negligence.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is
Cott Corporation assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or applicable Canadian securities laws.

Any reproduced copy of this signed original shall be deemed to be an original counterpart of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file statements pursuant to Section 16(a)
of the Securities Exchange Act of 1934 or applicable Canadian securities laws with respect to the undersigned's beneficial ownership of and transactions in securities of Cott Corporation, unless earlier revoked.  This Power of
Attorney shall terminate with respect to the attorney-in-fact upon receipt by Matthew A. Kane, Jr. or Karen Liebesman, as the case may be, from the undersigned of a written notice of revocation of this Power of Attorney.  The undersigned shall have the right to revoke this Power of Attorney at any time.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 29th day of April, 2008.

/s/ Serge Gouin
Name: Serge Gouin